                                                                      Exhibit 21

                            LYONDELL CHEMICAL COMPANY
                                  SUBSIDIARIES

Name                                              Type of Entity            Jurisdiction
----                                              --------------            ------------
ARCO Chemical Properties, L.P.                    limited partnership       Delaware
ARCO Chemical Technology, Inc.                    holding corporation       Delaware
ARCO Chemical Technology, L.P.                    limited partnership       Delaware
ARCO Chemical Technology Management, Inc.         holding corporation       Delaware
Equistar Chemicals, LP                            limited partnership       Delaware
Eurogen C.V.                                      limited partnership       Netherlands
Lyondell Asia Pacific, Ltd.                       corporation               Delaware
Lyondell Australia Pty Limited                    corporation               Wales
Lyondell-Bayer Manufacturing Maasvlakte VOF       general partnership       Netherlands
Lyondell Bayport, LLC                             limited liability         Delaware
Lyondell Centennial Corp.                         corporation               Delaware
Lyondell Chemical Canada Inc.                     corporation               Canada
Lyondell Chemical Central Europe Ges.m.b.H.       corporation               Austria
Lyondell Chemical Delaware Company                holding corporation       Delaware
Lyondell Chemical (Deutschland) GmbH              corporation               Germany
Lyondell Chemical Espana Co.                      corporation               Delaware
Lyondell Chemical Europe, Inc.                    corporation               Delaware
Lyondell Chemical Foreign Sales Corporation       corporation               Virgin Islands
Lyondell Chemical Holding Company                 corporation               Delaware
Lyondell Chemical International Company           corporation               Delaware
Lyondell Chemical Italia S.r.L.                   corporation               Italy
Lyondell Chemical Overseas Services, Inc.         corporation               Delaware
Lyondell Chemical Pan America, Inc.               corporation               Delaware
Lyondell Chemical Products Europe, Inc.           corporation               Delaware
Lyondell Chemical Wilmington, Inc.                corporation               Delaware
Lyondell Chemie International B.V.                limited liability         Netherlands
Lyondell Chemie Investment Nederland B.V.         limited liability         Netherlands
Lyondell Chemie Nederland B.V.                    limited liability         Netherlands
Lyondell Chemical Nederland, Ltd.                 corporation               Delaware
Lyondell Chemie (PO11) B.V.                       limited liability         Netherlands
Lyondell Chemie (POSM) B.V.                       limited liability         Netherlands
Lyondell Chemie Technologie Nederland B.V.        limited liability         Netherlands
Lyondell Chemie Utilities B.V.                    limited liability         Netherlands
Lyondell Chimie France Corporation                corporation               Delaware
Lyondell Chimie France SNC                        partnership               France
Lyondell Chimie TDI SCA                           corporation               France
LYONDELL-CITGO Refining LP                        limited partnership       Delaware
Lyondell-DNT Limited Partnership                  limited partnership       Delaware
Lyondell Funding, LLC                             limited liability         Delaware
Lyondell France, Inc.                             corporation               Delaware
Lyondell General Methanol Company                 corporation               Delaware
Lyondell Greater China, Ltd.                      corporation               Delaware
Lyondell Intermediate Holding Company             corporation               Delaware
Lyondell Japan, Inc.                              corporation               Japan
Lyondell Limited Methanol Company                 corporation               Delaware
Lyondell (Pelican) Petrochemical L.P.1, Inc.      corporation               Delaware
Lyondell (Pelican) Petrochemical L.P.2, Inc.      corporation               Delaware
Lyondell Methanol Company, L.P.                   limited partnership       Delaware
Lyondell Petrochemical G.P. Inc.                  corporation               Delaware
Lyondell Petrochemical L.P. Inc.                  corporation               Delaware

                                                                      Exhibit 21

                            LYONDELL CHEMICAL COMPANY
                                  SUBSIDIARIES
                                   (Continued)

Name                                              Type of Entity            Jurisdiction
----                                              --------------            ------------
Lyondell PO11 C.V.                                limited partnership       Netherlands
Lyondell POJVLP1, LLC                             limited liability         Delaware
Lyondell POJVLP2, LLC                             limited liability         Delaware
Lyondell POJVLP3, LLC                             limited liability         Delaware
Lyondell POJVGP, LLC                              limited liability         Delaware
Lyondell POTechLP, Inc.                           holding corporation       Delaware
Lyondell POTechGP, Inc.                           holding corporation       Delaware
Lyondell Quimica do Brasil, Ltda.                 corporation               Brazil
Lyondell Refining GP, LLC                         limited liability         Delaware
Lyondell Refining LP, LLC                         limited liability         Delaware
Lyondell Refining Partners, LP                    limited partnership       Delaware
Lyondell Refining Company                         holding corporation       Delaware
Lyondell LP3 GP, LLC                              limited liability         Delaware
Lyondell LP3 Partners, LP                         limited partnership       Delaware
Lyondell POJV Partner 1 GP, LLC                   limited liability         Delaware
Lyondell POJV Partners 1, LP                      limited partnership       Delaware
Lyondell POJV Partner 2 GP, LLC                   limited liability         Delaware
Lyondell POJV Partners 2, LP                      limited partnership       Delaware
Lyondell POJV Partner 3 GP, LLC                   limited liability         Delaware
Lyondell POJV Partners 3, LP                      limited partnership       Delaware
Lyondell South Asia PTE Ltd.                      corporation               Singapore
Lyondell Thailand, Ltd.                           corporation               Delaware
Nihon Oxirane Co., Ltd.                           corporation               Japan
POSM Delaware, Inc.                               holding corporation       Delaware
PO Offtake, LP                                    limited partnership       Delaware
PO JV, LP                                         limited partnership       Delaware
POSM II Limited Partnership, L.P.                 limited partnership       Delaware
POSM II Properties Partnership, L.P.              limited partnership       Delaware
Seinehaven BDO2 C.V.                              limited partnership       Netherlands
Steamelec B.V.                                    limited liability         Netherlands
Technology JV, LP                                 limited partnership       Delaware
Lyondell-Equistar Holdings Partners               partnership               Delaware
Novolen Technology Holdings C.V.                  limited partnership       Netherlands
Viretech, Inc.                                    corporation               Delaware